Exhibit 99.1
MEDIAALPHA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024
FINANCIAL RESULTS
Exceeds Fourth Quarter Guidance with Revenue Growth of 157% and Transaction Value Growth of 202%; Delivers Record Transaction Value of $401 million in Property & Casualty Vertical

Full-Year 2024 Revenue Grew 123% to $865 million; Transaction Value Grew 151% to $1.5 billion, Driven by Robust Volume and Pricing

Full-Year 2024 Net Income Significantly Improved to $22.1 million; Record Adjusted EBITDA(1)of $96.1 million

Los Angeles, CA (February 24, 2025) – MediaAlpha, Inc. (NYSE: MAX) ("MediaAlpha" or the "Company") today announced its financial results for the fourth quarter and full year ended December 31, 2024.

“Our fourth quarter financial results surpassed our expectations, closing out a year of record-breaking performance,” said MediaAlpha co-founder and CEO Steve Yi. “Our Property & Casualty insurance vertical reached new highs, fueled by favorable trends in the auto insurance sector, including improving profitability and continued robust advertising spend by our key auto carrier partners, and we made meaningful market share gains driven by our leading marketplace model. As we look ahead, we remain confident that our commitment to our partnerships and industry leading scale and efficiency will drive long-term sustainable growth and shareholder value creation.”
Fourth Quarter 2024 Financial Results
•Revenue of $300.6 million, an increase of 157% year over year;
•Transaction Value of $499.2 million, an increase of 202% year over year;
◦Transaction Value from Property & Casualty of $401 million, an increase of 639% year over year;
◦Transaction Value from Health of $90 million, a decrease of 8% year over year;
•Gross margin of 16.3%, compared with 19.0% in the fourth quarter of 2023;
•Contribution Margin(1) of 17.1%, compared with 21.4% in the fourth quarter of 2023;
•Net income of $7.3 million, compared with a net loss of $3.3 million in the fourth quarter of 2023; and
•Adjusted EBITDA(1) of $36.7 million, compared with $12.7 million in the fourth quarter of 2023.
•Additionally, the Company remains in active settlement discussions with the FTC and has recorded a $7.0 million reserve related to this matter in accordance with U.S. GAAP.
Full Year 2024 Financial Results
•Revenue of $864.7 million, an increase of 123% year over year;
•Transaction Value of $1.5 billion, an increase of 151% year over year;
◦Transaction Value from Property & Casualty of $1.2 billion, an increase of 325% year over year;
◦Transaction Value from Health of $270 million, an increase of 4% year over year;
•Gross margin of 16.6%, compared with 17.2% in 2023;
•Contribution Margin(1) of 17.9%, compared with 20.1% in 2023;

•Net income of $22.1 million, compared with a net loss of $56.6 million in 2023; and
•Adjusted EBITDA(1) of $96.1 million, compared with $27.1 million in 2023.
(1)A reconciliation of GAAP to Non-GAAP financial measures has been provided at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

MediaAlpha's guidance for the first quarter of 2025 reflects approximately 170% year-over-year growth in P&C Transaction Value, representing a high single-digit sequential decline as pricing moderates from fourth quarter levels, offset in part by rising volumes. In its Health vertical, the Company expects Transaction Value to decline by a high-teens percentage year over year as conditions in under-65 continue to soften.
For the first quarter of 2025, MediaAlpha currently expects the following:
•Transaction Value of $415 million to $440 million, representing a 95% year-over-year increase at the midpoint of the guidance range;
•Revenue of $225 million to $245 million, representing a 86% year-over-year increase at the midpoint of the guidance range;
•Adjusted EBITDA of $24.5 million to $26.5 million, representing a 77% year-over-year increase at the midpoint of the guidance range. The Company expects Contribution less Adjusted EBITDA to be approximately $0.5 - $1.0 million higher than in the fourth quarter of 2024.
With respect to the Company’s projections of Adjusted EBITDA and Contribution under “Financial Outlook,” MediaAlpha is not providing a reconciliation of Adjusted EBITDA to net income (loss), or of Contribution to gross profit, because the Company is unable to predict with reasonable certainty the reconciling items that may affect the corresponding GAAP measures without unreasonable effort. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the corresponding GAAP measures for the applicable period.
For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information
MediaAlpha will host a Q&A conference call today to discuss the Company's fourth quarter and full year 2024 results and its financial outlook for the first quarter of 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the call will be available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com. To register for the webcast, click here. Participants may also dial-in, toll-free, at (800) 715-9871 or (646) 307-1963, with passcode 2616289. An audio replay of the conference call will be available following the call and available on the MediaAlpha Investor Relations website at https://investors.mediaalpha.com.

The Company has also posted a letter to shareholders on its investor relations website. MediaAlpha has used, and intends to continue to use, its investor relations website at https://investors.mediaalpha.com as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation our expectation that our commitment to our partnerships and industry leading scale and efficiency will drive long-term sustainable growth and shareholder value creation, and our financial outlook for the first quarter of 2025. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including those more fully described in MediaAlpha’s filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K as of and for the year ended December 31, 2024 to be filed on February 24, 2025. These factors should not be construed as exhaustive. MediaAlpha disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this press release.

Non-GAAP Financial Measures and Operating Metrics
This press release includes Adjusted EBITDA and Contribution Margin, which are non-GAAP financial measures. The Company also presents Transaction Value, which is an operating metric not presented in accordance with GAAP. See the appendix for definitions of Adjusted EBITDA, Contribution, Contribution Margin and Transaction Value, as well as reconciliations to the corresponding GAAP financial metrics, as applicable.
We present Transaction Value, Adjusted EBITDA, Contribution, and Contribution Margin because they are used extensively by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. Accordingly, we believe that Transaction Value, Adjusted EBITDA and Contribution Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Each of Transaction Value, Adjusted EBITDA and Contribution Margin has limitations as a financial measure and investors should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

About MediaAlpha
We believe we are the insurance industry’s leading programmatic customer acquisition platform. With more than 1,200 active partners, excluding our agent partners, we connect insurance carriers with online shoppers and generated nearly 119 million Consumer Referrals in 2024. Our programmatic advertising technology over the last twelve months powered $1.5 billion in spend on brand, comparison, and metasearch sites across property & casualty insurance, health insurance, life insurance, and other industries. For more information, please visit www.mediaalpha.com.

Contacts:
Investors
Denise Garcia
Hayflower Partners
Denise@HayflowerPartners.com

MediaAlpha, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share data and per share amounts)

	As of December 31,
	2024 (unaudited)	2023
Assets
Current assets
Cash and cash equivalents	$43,266	$17,271
Accounts receivable, net of allowance for credit losses of $1,005 and $537, respectively	142,932	53,773
Prepaid expenses and other current assets	3,711	3,529
Total current assets	$189,909	$74,573
Intangible assets, net	19,985	26,015
Goodwill	47,739	47,739
Other assets	4,814	5,598
Total assets	$262,447	$153,925
Liabilities and stockholders' deficit
Current liabilities
Accounts payable	105,563	56,279
Accrued expenses	18,542	11,588
Current portion of long-term debt	8,849	11,854
Total current liabilities	$132,954	$79,721
Long-term debt, net of current portion	153,596	162,445
Liabilities under tax receivables agreement, net of current portion	7,006	—
Other long-term liabilities	15,123	6,184
Total liabilities	$308,679	$248,350
Commitments and contingencies
Stockholders’ deficit
Class A common stock, $0.01 par value - 1.0 billion shares authorized; 55.5 million and 47.4 million shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	555	474
Class B common stock, $0.01 par value - 100 million shares authorized; 11.6 million and 18.1 million shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	116	181
Preferred stock, $0.01 par value - 50 million shares authorized; 0 shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	507,640	511,613
Accumulated deficit	(505,933)	(522,562)
Total stockholders’ equity (deficit) attributable to MediaAlpha, Inc.	$2,378	$(10,294)
Non-controlling interests	(48,610)	(84,131)
Total stockholders' deficit	$(46,232)	$(94,425)
Total liabilities and stockholders’ deficit	$262,447	$153,925

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Year ended December 31,
	2024 (unaudited)	2023
Revenue	$864,704	$388,149
Cost and operating expenses
Cost of revenue	721,131	321,437
Sales and marketing	24,725	25,432
Product development	19,764	18,458
General and administrative	56,359	62,746
Total cost and operating expenses	821,979	428,073
Income (loss) from operations	42,725	(39,924)
Other expense, net	4,872	1,779
Interest expense	14,351	15,315
Total other expense, net	19,223	17,094
Income (loss) before income taxes	23,502	(57,018)
Income tax expense (benefit)	1,384	(463)
Net income (loss)	$22,118	$(56,555)
Net income (loss) attributable to non-controlling interest	5,489	(16,135)
Net income (loss) attributable to MediaAlpha, Inc.	$16,629	$(40,420)
Net income (loss) per share of Class A common stock
-Basic and diluted	$0.31	$(0.89)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	53,043,576	45,573,416

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Operations
(In thousands, except share data and per share amounts)

	Three months ended December 31,
	2024 (unaudited)	2023 (unaudited)
Revenue	$300,648	$117,174
Cost and operating expenses
Cost of revenue	251,666	94,892
Sales and marketing	6,117	5,630
Product development	5,021	3,933
General and administrative	19,592	12,273
Total cost and operating expenses	282,396	116,728
Income from operations	18,252	446
Other expense, net	6,843	614
Interest expense	3,193	3,918
Total other expense, net	10,036	4,532
Income (loss) before income taxes	8,216	(4,086)
Income tax expense (benefit)	915	(793)
Net income (loss)	$7,301	$(3,293)
Net income (loss) attributable to non-controlling interest	2,661	(927)
Net income (loss) attributable to MediaAlpha, Inc.	$4,640	$(2,366)
Net income (loss) per share of Class A common stock
-Basic and diluted	$0.08	$(0.05)
Weighted average shares of Class A common stock outstanding
-Basic and diluted	55,277,134	46,991,824

MediaAlpha, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year ended December 31,
	2024 (unaudited)	2023
Cash Flows from operating activities
Net income (loss)	$22,118	$(56,555)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity-based compensation expense	34,083	53,321
Non-cash lease expense	803	695
Depreciation expense on property and equipment	252	353
Amortization of intangible assets	6,430	6,917
Amortization of deferred debt issuance costs	755	793
Impairment of cost method investment	—	1,406
Credit losses	497	5
Tax receivables agreement liability related adjustments	7,006	6
Changes in operating assets and liabilities:
Accounts receivable	(89,656)	6,220
Prepaid expenses and other current assets	(244)	2,287
Other assets	500	500
Accounts payable	49,284	2,287
Accrued expenses	14,044	1,996
Net cash provided by operating activities	$45,872	$20,231
Cash flows from investing activities
Purchases of property and equipment	(254)	(73)
Acquisition of intangible assets	(400)	—
Net cash (used in) investing activities	$(654)	$(73)
Cash flows from financing activities
Payments made for / proceeds received from:
Repayments on long-term debt	(12,547)	(9,500)
Payments pursuant to tax receivables agreement	—	(2,822)
Shares withheld for taxes on vesting of restricted stock units	(6,308)	(3,721)
Contributions from QLH’s members	854	1,464
Distributions	(1,222)	(2,850)
Net cash (used in) financing activities	$(19,223)	$(17,429)
Net increase in cash and cash equivalents	25,995	2,729
Cash and cash equivalents, beginning of period	17,271	14,542
Cash and cash equivalents, end of period	$43,266	$17,271

Key business and operating metrics and Non-GAAP financial measures
Transaction Value
We define “Transaction Value” as the total gross dollars transacted by our partners on our platform. Transaction Value is an operating metric not presented in accordance with GAAP, and is a driver of revenue based on the economic relationships we have with our partners. Our partners use our platform to transact via Open and Private Marketplace transactions. In our Open Marketplace model, revenue recognized represents the fees paid by our Demand Partners for Consumer Referrals sold and is equal to the Transaction Value and revenue share payments to our Supply Partners represent costs of revenue. In our Private Marketplace model, revenue recognized represents a platform fee billed to the Demand Partner or Supply Partner based on an agreed-upon percentage of the Transaction Value for the Consumer Referrals transacted, and accordingly there are no associated costs of revenue. We utilize Transaction Value to assess the overall level of transaction activity through our platform. We believe it is useful to investors to assess the overall level of activity on our platform and to better understand the sources of our revenue across our different transaction models and verticals.

The following table presents Transaction Value by platform model for the three months and full years ended December 31, 2024 and 2023:

	Three months ended December 31,		Full year ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Open Marketplace transactions	$294,655	$115,162	$841,604	$378,730
Percentage of total Transaction Value	59.0%	69.6%	56.4%	63.8%
Private Marketplace transactions	204,514	50,184	650,256	214,708
Percentage of total Transaction Value	41.0%	30.4%	43.6%	36.2%
Total Transaction Value	$499,169	$165,346	$1,491,860	$593,438

The following table presents Transaction Value by vertical for the three months and full years ended December 31, 2024 and 2023:

	Three months ended December 31,		Full year ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Property & Casualty insurance	$400,976	$54,247	$1,178,497	$277,552
Percentage of total Transaction Value	80.3%	32.8%	79.0%	46.8%
Health insurance	90,305	98,372	270,285	259,822
Percentage of total Transaction Value	18.1%	59.5%	18.1%	43.8%
Life insurance	6,278	8,015	30,662	34,057
Percentage of total Transaction Value	1.3%	4.8%	2.1%	5.7%
Other(1)	1,610	4,712	12,416	22,007
Percentage of total Transaction Value	0.3%	2.9%	0.8%	3.7%
Total Transaction Value	$499,169	$165,346	$1,491,860	$593,438
(1)Our other verticals include Travel and Consumer Finance.

Contribution and Contribution Margin
We define “Contribution” as revenue less revenue share payments and online advertising costs, or, as reported in our consolidated statements of operations, revenue less cost of revenue (i.e., gross profit), as adjusted to exclude the following items from cost of revenue: equity-based compensation; salaries, wages, and related costs; internet and hosting costs; amortization; depreciation; other services; and merchant-related fees. We define “Contribution Margin” as Contribution expressed as a percentage of revenue for the same period. Contribution and Contribution Margin are non-GAAP financial measures that we present to supplement the financial information we present on a GAAP basis. We use Contribution and Contribution Margin to measure the return on our relationships with our Supply Partners (excluding certain fixed costs), the financial return on and efficacy of our online advertising costs to drive consumers to our proprietary websites, and our operating leverage. We do not use Contribution and Contribution Margin as measures of overall profitability. We present Contribution and Contribution Margin because they are used by our management and board of directors to manage our operating performance, including evaluating our operational performance against budget and assessing our overall operating efficiency and operating leverage. For example, if Contribution increases and our headcount costs and other operating expenses remain steady, our Adjusted EBITDA and operating leverage increase. If Contribution Margin decreases, we may choose to re-evaluate and re-negotiate our revenue share agreements with our Supply Partners, to make optimization and pricing changes with respect to our bids for keywords from primary traffic acquisition sources, or to change our overall cost structure with respect to headcount, fixed costs and other costs. Other companies may calculate Contribution and Contribution Margin differently than we do. Contribution and Contribution Margin have their limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results presented in accordance with GAAP.
The following table reconciles Contribution with gross profit, the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months and full years ended December 31, 2024 and 2023:

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2024	2023	2024	2023
Revenue	$300,648	$117,174	$864,704	$388,149
Less cost of revenue	(251,666)	(94,892)	(721,131)	(321,437)
Gross profit	$48,982	$22,282	$143,573	$66,712
Adjusted to exclude the following (as related to cost of revenue):
Equity-based compensation	372	916	3,026	3,875
Salaries, wages, and related	913	850	3,387	3,682
Internet and hosting	168	161	570	579
Depreciation	6	8	21	38
Other expenses	257	179	796	692
Other services	729	696	2,737	2,491
Merchant-related fees	89	18	306	32
Contribution	$51,516	$25,110	$154,416	$78,101
Gross Margin	16.3%	19.0%	16.6%	17.2%
Contribution Margin	17.1%	21.4%	17.9%	20.1%

Adjusted EBITDA
We define “Adjusted EBITDA” as net income (loss) excluding interest expense, income tax expense (benefit), depreciation expense on property and equipment, amortization of intangible assets, as well as equity-based compensation expense and certain other adjustments as listed in the table below. Adjusted EBITDA is a non-GAAP financial measure that we present to supplement the financial information we present on a GAAP basis. We monitor and present Adjusted EBITDA because it is a key measure used by our management to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of Adjusted EBITDA. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. In addition, presenting Adjusted EBITDA provides investors with a metric to evaluate the capital efficiency of our business.
Adjusted EBITDA is not presented in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures presented in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. These limitations include the fact that Adjusted EBITDA excludes interest expense on debt, income tax expense (benefit), equity-based compensation expense, depreciation and amortization, and certain other adjustments that we consider to be useful to investors and others in understanding and evaluating our operating results. In addition, other companies may use other measures to evaluate their performance, including different definitions of “Adjusted EBITDA,” which could reduce the usefulness of our Adjusted EBITDA as a tool for comparison.
The following table reconciles Adjusted EBITDA with net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months and full years ended December 31, 2024 and 2023:

	Three months ended December 31,		Full year ended December 31,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$7,301	$(3,293)	$22,118	$(56,555)
Equity-based compensation expense	7,631	9,378	34,083	53,321
Interest expense	3,193	3,918	14,351	15,315
Income tax expense (benefit)	915	(793)	1,384	(463)
Depreciation expense on property and equipment	61	78	252	353
Amortization of intangible assets	1,603	1,729	6,430	6,917
Transaction expenses(1)	—	88	1,172	641
Impairment of cost method investment	—	—	—	1,406
Contract Settlement(2)	—	—	(1,725)	—
Changes in TRA related liability(3)	7,006	—	7,006	6
Changes in Tax Indemnification Receivable	34	687	(52)	639
Settlement of federal and state income tax refunds	—	2	—	5
Legal expenses(4)	8,937	885	11,092	4,303
Reduction in force costs (5)	—	—	—	1,233
Adjusted EBITDA	$36,681	$12,679	$96,111	$27,121
(1)Transaction expenses for the year ended December 31, 2024 consist of $1.2 million of legal and accounting fees incurred by us in connection with resale registration statements filed with the SEC. Transaction expenses for the three months and year ended December 31, 2023 consist of $0.1 million and $0.6 million, respectively, of legal and accounting fees incurred by us in connection with the amendment to the 2021 Credit Facilities, the tender offer filed by the Company's largest shareholder in May 2023, and a resale registration statement filed with the SEC.
(2)Contract settlement consists of $1.7 million of income for the year ended December 31, 2024 recorded in connection with a one-time contract termination fee received from one of our Supply Partners in the Health and Life insurance verticals that ceased operations during the year ended December 31, 2024.
(3)Changes in TRA related liability for the three months and year ended December 31, 2024 consist of a $7.0 million charge to increase the TRA liability as a result of remeasuring the non-current portion of the liability to the amount of payment under the agreement considered to be probable. Changes in TRA related liability for the year ended December 31, 2023 consist of immaterial expense.
(4)Legal expenses of $8.9 million and $11.1 million for the three months and year ended December 31, 2024, respectively, consist of a $7.0 million loss reserve established in connection with the FTC Matter and legal fees incurred in connection with such matter. Legal expenses of $0.9 million and $4.3 million for the three months and year ended December 31, 2023, respectively, consist of legal fees incurred in connection with the FTC Matter and costs associated with a legal settlement unrelated to our core operations.
(5)Reduction in force costs for the year ended December 31, 2023 consist of $1.2 million of severance benefits provided to the terminated employees in connection with the RIF Plan. Additionally, equity-based compensation expense includes $0.3 million of charges related to the RIF Plan for the year ended December 31, 2023.